UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Consent Revocation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Revocation Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

R. R. DONNELLEY & SONS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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R.R. Donnelley & Sons Company issued the following press release on January 28, 2004:

RR DONNELLEY	NEWS RELEASE

RR DONNELLEY ANNOUNCES ITS FOURTH QUARTER AND 2003

EARNINGS RELEASE DATE

Media Contact: Katherine Divita Tel: 312-326-8336 Email: katherine.divita@rrd.com

Investor Contact: Lisa Mount Tel: 312-326-8926 Email: lisa.mount@rrd.com

CHICAGO, Jan. 28, 2004—RR Donnelley (NYSE: DNY) announced today that it plans to release its financial results for the fourth quarter and fiscal year ended December 31, 2003, after the market closes on Thursday, February 5, 2004.

The company is aligning its announcement with Moore Wallace Incorporated (NYSE:MWI), which expects to release its financial results on February 5 as well. The alignment is expected to help the financial community process the information from both companies’ announcements at approximately the same time. RR Donnelley and Moore Wallace are currently involved in a transaction to combine the two companies that is expected to close at the end of February.

The company will not conduct its customary quarterly conference call in conjunction with the release of its fourth quarter and year-end 2003 results, but expects to resume the practice with its announcement of first quarter 2004 results.

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners such as publishers, merchandisers, and telecommunications companies, as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, Ill., RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

Except for historical information, certain statements contained in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results or developments to differ materially from the future results or developments expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2002, for a description of such factors.

Additional Information

On November 8, 2003, R.R. Donnelley & Sons Company (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) entered into a definitive agreement to combine the two companies. This communication is not a solicitation of a proxy from any securityholder of Moore Wallace or RR Donnelley. Moore Wallace and RR Donnelley have filed a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC), and Moore Wallace has filed the Joint Management Information Circular and Proxy Statement with the Canadian Securities regulatory authorities. WE URGE INVESTORS IN RR DONNELLEY AND MOORE WALLACE TO CAREFULLY READ THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT

INFORMATION ABOUT RR DONNELLEY, MOORE WALLACE AND THE PROPOSED

TRANSACTION.

Investors and securityholders may obtain the Joint Management Information Circular and Proxy Statement and any other relevant documents filed by RR Donnelley and Moore Wallace free of charge at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, investors and securityholders may obtain free copies of the Joint Management Information Circular and Proxy Statement filed with the SEC by RR Donnelley by contacting RR Donnelley Investor Relations, 77 West Wacker Drive, Chicago, IL 60601,Tel. (312) 326-8926. Investors and securityholders may obtain free copies of the Joint Management Information Circular and Proxy Statement filed with the SEC and SEDAR by Moore Wallace by contacting Moore Wallace Investor Relations, One Canterbury Green, Stamford, CT 06901,Tel. (203) 406-3298.

RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley stockholders and Moore Wallace securityholders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors is included in the Joint Management Information Circular and Proxy Statement.

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